SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately filing this combined Current Report on Form 8-K (Report).

Item 8.01	Other Information

KCP&L, a wholly-owned subsidiary of Great Plains Energy, filed a request with the Kansas Corporation Commission (KCC) on February 1, 2006, to increase rates for customers served in Kansas. The request seeks an annual rate increase of $42.3 million, or 10.5%. The amount of the request is based, among other things, on a return on equity of 11.5% and an adjusted equity ratio of 53.8%.

On August 17, 2006, KCC Staff filed its case regarding KCP&L’s rate request. In its filing, the Staff asserts that KCP&L’s annual revenues should be increased by approximately $15.9 million, or approximately 4%. Staff’s proposed revenue increase of $15.9 million reflects approximately $5.8 million in additional amortization expense, which Staff asserts will maintain certain KCP&L credit ratios at investment-grade levels as provided for in the stipulation and agreement approved by the KCC (filed as Exhibit 10.2.a to Form 10-Q for the quarter ended June 30, 2005). Staff’s filing is based on the 10.55% midpoint of its proposed return on equity range of 10.05% to 11.05% and a Great Plains Energy equity ratio of approximately 53%. Staff also has proposed that the actual cost of fuel, minus the margin on wholesale sales made in preceding annual periods, be recovered through an energy cost adjustment mechanism (ECA).

The Citizens Utility Ratepayer Board (CURB) filed testimony asserting that KCP&L’s annual revenues should be decreased by approximately $1.5 million. CURB’s filing reflects a proposed return on equity of 9.48%. Other parties filed testimony on certain discrete issues, including rate design, ECA, wholesale sales and street light rates. The public versions of testimony filed by parties in this proceeding will be available through KCP&L’s website at www.kcpl.com/cea.html. Information contained in KCP&L’s web site is not incorporated herein.

Rebuttal testimony is scheduled to be filed on September 7, 2006, and evidentiary hearings are scheduled to begin October 2, 2006. The KCC is expected to rule on KCP&L’s request in December 2006, with any approved rate changes taking effect on January 1, 2007. It is possible that the KCC will authorize a lower rate increase than what KCP&L has requested, or no increase or a rate reduction. Management cannot predict or provide any assurances regarding the outcome of these proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Terry Bassham

Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/Terry Bassham

Terry Bassham
Chief Financial Officer

Date: August 18, 2006